UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT

                 Pursuant to Section 13 OR 15(d)
             of the Securities Exchange Act of 1934

               Date of Report:     August 19, 2005
       (Date of earliest event reported:  August 18, 2005)

                HAVERTY FURNITURE COMPANIES, INC.
     (Exact name of registrant as specified in its charter)


         Maryland            1-14445           58-0281900
      (State or other      (Commission     (I.R.S. Employer
      jurisdiction of     File Number)   Identification No.)
      incorporation or
       organization)


                      780 Johnson Ferry Road,
                            Suite 800,
                      Atlanta, Georgia 30342
      (Address of principal executive officers) ( Zip Code)
       Telephone number, including area code:   (404) 443-2900


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

      On  August  18,  2005,  the Board of Directors  of  Haverty
Furniture  Companies,  Inc. upon recommendation  of  the  Board's
Executive Compensation Committee, approved the acceleration of vesting of all "out-of-the-money", unvested stock options held by current employees, including executive officers and certain employee directors. An option was considered out-of-the money if the stated option exercise price was greater than $12.57, the closing price of the Company's common stock on August 18, 2005.

     Options to purchase approximately 482,400 shares of common stock, which otherwise would have vested on a yearly basis through 2008, will become immediately exercisable. The weighted average exercise price of the options subject to the acceleration is $17.49.

     The decision to initiate the acceleration was made primarily to reduce compensation expense that would be expected to be recorded in future periods following the Company's adoption on January 1, 2006 of Statement of Financial Accounting Standards No. 123R, "Share-Based Payment (revised 2004)". As a result of the acceleration, the Company expects to reduce this compensation expense, net of tax, by a total ofapproximately $3.8 million (approximately $2.0 million in 2006, $1.1 million in 2007, and $0.7 million in 2008). This estimate is subject to change but is based on value calculations using the Black-Scholes methodology.

     Holders of incentive stock options ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, will be given the election to decline the acceleration of their options if such acceleration would have the effect of changing the status of such option for federal income tax purposes from an ISO to a non-qualified stock option.

     Of the 482,400 options affected by the acceleration, options to purchase 155,000 shares of common stock are held by our executive officers as set forth below.

                                              Aggregate      Weighted
                                           Number of Shares  Average
                                             Issuable Under  Exercise
                                               Accelerated   Price Per
   Officer             Position                  Options      Share
   -------             --------            ----------------  ---------


Clarence H. Ridley   Chairman of the Board       42,250       $17.08

Clarence H. Smith    President and Chief         37,250       $17.24
                      Executive Officer

Dennis L. Fink       Executive Vice President    30,250       $17.20
                      Chief Financial Officer

M. Tony Wilkerson    Executive Vice President,   23,250       $17.13
                       Merchandising

Rawson Haverty, Jr.  Senior Vice President,      22,000       $17.27
                      Real Estate and
                        Development




                           SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            HAVERTY FURNITURE COMPANIES, INC.


August 19, 2005            By:   /s/ Jenny Hill Parker
                               -----------------------------
                                   Jenny Hill Parker
                                    Vice President,
                               Secretary and Treasurer